                                                                    Exhibit 3.67



                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:30 PM 12/31/2001
                                                             010678715 - 3423541

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             IRON ACQUISITION CORP.


                    ----------------------------------------

                    PURSUANT TO SECTIONS 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                    ----------------------------------------

     Iron Acquisition Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on September 27, 2001.

     2. ARTICLE FIRST of the Certificate of Incorporation is amended to read as follows:

          "FIRST: The name of the Corporation is Crunch Fitness International, Inc. (the "Corporation")."

     3. The aforesaid amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Officer this 31st day of December, 2001.






                                           IRON ACQUISITION CORP.



                                           By:  /s/ William Fanelli
                                              ---------------------------------
                                              Name: William Fanelli
                                              Title:

                               State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State
                         ______________________________


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "IRON ACQUISITION CORP." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2001, at 4 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.






                                       /s/ Harriet Smith Windsor
[SEAL, OFFICE OF                       -----------------------------------------
THE SECRETARY OF STATE, DELAWARE]      Harriet Smith Windsor, Secretary of State

3423541   8100H                            AUTHENTICATION: 1414850

010513962                                           DATE: 10-29-01

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 09/27/2001
                                                             010481387 - 3423541



                          CERTIFICATE OF INCORPORATION
                                       OF
                             IRON ACQUISITION CORP.

     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

     First. The name of the Corporation is Iron Acquisition Corp. (the "Corporation").

     Second. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     Fourth. The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) of Common Stock, par value 0.01 dollars ($0.01) per share.

     Fifth. The name and address of the incorporator is William P. Mills, Esq., 100 Maiden Lane, New York, New York 10038.

     Sixth. Unless and to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     Seventh. In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation shall be authorized to make, alter, or repeal the By-Laws of the Corporation as and to the extent permitted therein.

     Eighth. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No repeal or modification of this Article Eighth shall adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on September 27, 2001.




                                    /s/ William P. Mills
                                   -----------------------------
                                       William P. Mills, Esq.
                                       Sole Incorporator



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